UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 16, 2008

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on January 16, 2008 by the Company as Exhibit 99.1, which is included herein.  This press release was issued to report the Company’s fourth quarter 2007 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of AMR dated January 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 16, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

Exhibit 99.1

CONTACT:	Andy Backover
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE:  Wednesday, Jan. 16, 2008

Editor's Note:  A live Webcast reporting fourth quarter results will be broadcast on the Internet on Jan. 16 at 2 p.m. EST (Windows Media Player required for viewing)

AMR CORPORATION REPORTS 2007 NET PROFIT OF $504 MILLION,
COMPANY’S SECOND CONSECUTIVE ANNUAL PROFIT AND A
$273 MILLION IMPROVEMENT OVER 2006 RESULTS

RECORD FUEL PRICES CONTRIBUTE TO COMPANY’S $69 MILLION NET LOSS IN FOURTH QUARTER, COMPANY’S FIRST QUARTERLY LOSS SINCE FIRST QUARTER OF 2006

In Spite of Soaring Fuel Costs and Significant Weather Challenges, AMR Makes Progress in 2007 with Improved Profitability, Stronger Balance Sheet and Additional Investments to Improve its Products and Services

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $69 million for the fourth quarter of 2007, or $0.28 per share.
The results for the fourth quarter of 2007 include the impact of several special items that were identified in AMR’s Dec. 21 investor update and amounted to a cumulative positive impact of approximately $115 million, or $0.46 cents per diluted share. These items include: a $138 million gain on the sale of AMR’s stake in ARINC; a $39 million gain to reflect the positive impact of the previously announced change to an 18-month expiration of AAdvantage® miles; and a $63 million charge associated with the retirement of 24 MD-80 aircraft that previously had been temporarily stored.
The current quarter results compare to a net profit of $17 million for the fourth quarter of 2006, or $0.07 per diluted share.
For all of 2007, AMR posted a net profit of $504 million, or $1.78 per diluted share. In addition to the special items from the fourth quarter, the full-year 2007 results also include the impact of a $30 million charge, disclosed in the third quarter, to reflect an adjustment for additional salary and benefit expense accruals related to years 2003 through 2006.
AMR’s full-year 2007 results compare to a net profit of $231 million net profit, or $0.98 per diluted share, for all of 2006.
“Our employees overcame enormous challenges from unprecedented weather disruptions, air traffic control problems and record fuel prices to help our company take another important step forward in 2007. We earned our second straight annual profit, achieving our first back-to-back profitable years since 1999-2000, and made progress in many areas, including strengthening our balance sheet, focusing on customers, renewing our fleet, bolstering our network and investing in products and services,” said AMR Chairman and CEO Gerard Arpey. “While record fuel prices contributed significantly to our fourth quarter loss – our first quarterly loss after six straight profitable quarters – they are a reminder of the challenges we must continue to overcome as we strive for consistent and adequate profitability. As we thank our employees for their efforts in 2007, it is also clear that we have more work ahead as we seek to maintain momentum in 2008 and beyond.”
Operational Performance
American’s mainline passenger revenue per available seat mile (unit revenue), excluding special items, increased by 4.5 percent in the fourth quarter compared to the year-ago quarter.
Mainline capacity, or total available seat miles, in the fourth quarter increased 0.4 percent compared to the same period in 2006. The year-over-year increase in capacity was largely the result of previously announced aircraft density initiatives, mitigated somewhat by weather-related cancellations. Fourth quarter mainline departures declined slightly year over year.
American's mainline load factor – or the percentage of total seats filled – was a record 80.2 percent during the fourth quarter, compared to 78.8 percent in the fourth quarter of 2006. American’s fourth-quarter yield, which represents average fares paid, excluding special items, increased 2.6 percent compared to the fourth quarter of 2006, its 11th consecutive quarter of year-over-year yield increases.
Excluding special items, AMR reported fourth quarter consolidated revenues of approximately $5.6 billion, an increase of 4.6 percent year over year.
American's mainline cost per available seat mile (unit cost) in the fourth quarter, excluding special items, increased 8.6 percent year over year. The largest contributor to the year-over-year increase in unit costs was fuel. In the fourth quarter, American paid $367 million more than it would have paid at fourth quarter 2006 fuel prices. Consolidated fuel expense in the fourth quarter was $412 million higher than it would have been at fourth quarter 2006 fuel prices.
Excluding fuel and special items, mainline unit costs in the fourth quarter increased by 0.6 percent year over year, largely reflecting a $44 million accrual in the fourth quarter for a one-time payment to eligible employees under the Company’s broad-based variable compensation plans. For the full year, the accrual for the one-time payment totaled $67 million.
Arpey said the Company’s Board of Directors had approved the one-time payment “in recognition of the collective effort of our employees and the special circumstances that existed in 2007.”  Each eligible American Airlines employee is expected to receive a payment of $800 under the Customer Service Component of the Company’s Annual Incentive Plan (AIP). “This is a tangible way of saying ‘thank you’ for all that our employees did for our company in a challenging year,” he said.
Balance Sheet Improvement
AMR continued to strengthen its balance sheet in the fourth quarter.
AMR ended the fourth quarter with $5.0 billion in cash and short-term investments, including a restricted balance of $428 million, compared to a balance of $5.2 billion in cash and short-term investments, including a restricted balance of $468 million, at the end of the fourth quarter of 2006. As previously disclosed, AMR paid off $865 million in debt in the fourth quarter, including scheduled debt payments and an unscheduled $545 million aircraft debt prepayment. Of the Company’s $2.3 billion in debt payments for all of 2007, approximately $1 billion of those were prepayments.
AMR reduced Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, to $15.6 billion at the end of the fourth quarter of 2007, compared to $18.4 billion a year earlier. AMR reduced Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, from $13.6 billion at the end of the fourth quarter of 2006 to $11.0 billion in the fourth quarter of 2007.
As a result of scheduled principal payments as well as prepayments, refinancings and other efforts to strengthen its balance sheet, AMR’s net interest expense for 2007 was $174 million lower than in 2006, a 23.2 percent reduction.
As announced in October, AMR met its projected 2007 commitment to fund its defined benefit pension plans for employees by contributing $380 million to these plans through the first three quarters of the year. AMR has contributed nearly $2 billion to these plans since 2002, as the Company continues to meet this important commitment to employees. The Company’s 2007 pension contributions, along with strong investment returns, higher market discount rates and legislative changes to the mandatory pilot retirement age, helped to improve the accumulated benefit obligation funded status of AMR’s pension plans to 96 percent, up from 84 percent at the end of 2006.
Highlights
Fourth Quarter 2007 and Recent
•
Since providing a fleet renewal update in October, American has increased the number of additional Boeing 737-800s that will be delivered in 2009 by 10 aircraft. Six of the 10 737s are part of American’s announced plan to accelerate the deliveries of 47 previously ordered 737s into the 2009-2012 timeframe, while the other four 737s are incremental to the 47 aircraft. Including the 10 737s cited today, American so far has scheduled delivery of a total of 23 737s throughout 2009 (representing 18 of the initial 47 aircraft and five incremental aircraft).

•
American announced that it is offering complimentary Wi-Fi service powered by T-Mobile to Admirals Club members and One-Day pass guests visiting club locations in the United States and Puerto Rico. The complimentary in-club service is part of American's continuing focus on enhancing the value of the Admirals Club membership, and it allows members a way to remain easily connected to work, home or elsewhere when traveling.

•
AMR announced plans to divest American Eagle, its wholly-owned regional airline. AMR said that the divestiture of American Eagle is intended to provide it with the structure, incentives and opportunities to win new business and provide new opportunities for its employees.  AMR also said that it believes that the divestiture will enable American to focus on its mainline business, while ensuring American’s continued access to cost-competitive regional feed.

•
American announced that it will begin nonstop service from Chicago’s O’Hare International Airport to Moscow’s Domodedovo International Airport on June 2, 2008. From Chicago, American is – or soon will be – providing links to the world’s key developing economies in Russia, China, and India as well as the established markets of Japan, Europe, and Latin America.

•
American launched its inaugural nonstop service between New York’s John F. Kennedy International Airport and London’s Stansted Airport. American’s second daily round trip between JFK and Stansted, to be added in April 2008, will give customers the choice of an early or late evening departure from New York to Stansted and a morning or late afternoon departure from Stansted to New York.

•
American launched new service from South Florida, including: Miami-Barranquilla, Colombia; Ft. Lauderdale-Santo Domingo, Dominican Republic; and Ft. Lauderdale-San Jose, Costa Rica. American also launched: Chicago-Buenos Aires, Argentina; DFW-Panama City, Panama; and DFW-Providenciales, Turks & Caicos.

Third Quarter 2007
•
American introduced DealFinder, a downloadable, computer desktop tool that offers customers exclusive, targeted, discounted fares to locations throughout American’s network. The tool, available at www.aa.com/dealfinder, searches for the lowest fares, allowing customers to spend less time planning travel.

•
American continued to grow and enhance its New York service into Europe, announcing that it will begin two new routes early in 2008 to Milan, Italy, and Barcelona, Spain, from JFK, as well as a second daily roundtrip between JFK and London’s Stansted Airport. American also unveiled its state-of-the-art, $1.3 billion terminal at JFK as part of its continuing commitment to become the airline of choice in the New York market.

•
American, American Eagle and Texas Aero Engine Services Limited (TAESL), an affiliated engine repair facility, received the coveted Federal Aviation Administration’s Diamond Award for excellence in training their Aviation Maintenance Technicians (AMT).

Second Quarter 2007
•
Overhaul & Maintenance Magazine honored American and the Transport Workers Union (TWU) with its Outstanding Achievement Award for their work together as partners to transform the airline’s Maintenance & Engineering organization from a cost center to a profit center.

•	American announced plans to make upgrades on its entire fleet of 124 Boeing 757 aircraft, including installation of new seats, new cabin interiors and updated in-flight entertainment systems.
•
AMR continued to improve its balance sheet by refinancing the $442 million floating rate term loan portion of its credit facility, refinancing $586 million in airport facility bonds and prepaying $48 million in aircraft debt.

•
American announced and implemented a significant upgrade to AA.com that offers customers a faster and easier way to shop for and purchase travel. The new shopping and ticket purchase functionality on AA.com empowers customers to quickly evaluate flight options by providing a convenient display of schedule, price and levels of service combinations.

First Quarter 2007
•	AMR improved its balance sheet by paying down the $285 million balance on its revolving credit facility and by prepaying $79 million in aircraft debt.
•	AMR was honored by PLANSPONSOR Magazine as Corporate Plan Sponsor of the Year for the Company’s efforts to protect and preserve its employees’ defined benefit pension plans.
•	American launched a new booking tool on AA.com that makes it easier and more convenient for AAdvantage program members to redeem earned miles for travel.
Guidance
Mainline and Consolidated Capacity
AMR expects its full-year mainline capacity to increase by 1.0 percent in 2008 compared to 2007, with a 0.4 percent reduction in domestic capacity and a 3.3 percent increase in international capacity.  On a consolidated basis, AMR expects full-year capacity to increase by 0.9 percent in 2008 compared to 2007.  Given that weather cancellations caused American to significantly under-fly its 2007 schedule, 2008 mainline capacity is expected to be roughly flat with 2007 levels on a schedule-to-schedule basis.
AMR expects mainline capacity in the first quarter of 2008 to increase 0.9 percent year over year. It expects consolidated capacity to increase 0.8 percent in the first quarter of 2008 compared to the prior-year period. However, mainline capacity and consolidated capacity in the first quarter of 2008 are expected to decline year over year on a schedule-to-schedule basis due to under-flying related to weather impact in the first quarter of 2007.

Fuel Expense and Hedging
While the cost of jet fuel remains volatile, as of now AMR is planning for an average system price of $2.64 per gallon in the first quarter of 2008 and $2.65 per gallon for all of 2008. AMR has 35 percent of its anticipated first quarter 2008 fuel consumption capped at an average crude equivalent of $77 per barrel (jet fuel equivalent of $2.21 per gallon), with 24 percent of its anticipated full-year consumption capped at an average crude equivalent of $79 per barrel (jet fuel equivalent of $2.31 per gallon). Consolidated consumption for the first quarter is expected to be 771 million gallons of jet fuel.
Mainline and Consolidated Unit Costs (Excluding the impact of special items)
For the first quarter of 2008, mainline unit costs are expected to increase 13.1 percent compared to the first quarter of 2007, while first quarter consolidated unit costs are expected to increase 12.9 percent compared to the first quarter of 2007.
In the first quarter of 2008, mainline unit costs excluding fuel are expected to increase 1.8 percent year over year while consolidated unit costs excluding fuel are expected to increase 1.7 percent from the first quarter of 2007.
Full-year mainline unit costs are expected to increase 8.6 percent in 2008 compared to 2007, while full-year consolidated unit costs are expected to increase 8.4 percent in 2008 compared to 2007.
AMR expects mainline unit costs excluding fuel to be 1.5 percent higher in 2008 versus 2007 while 2008 consolidated unit costs excluding fuel are expected to increase 1.4 percent year over year.
Editor’s Note: AMR’s Chairman  and Chief Executive Officer, Gerard Arpey, and its Executive Vice President and Chief Financial Officer, Thomas Horton, will make a presentation to analysts during a teleconference on Wednesday, January 16, at 2 p.m. EDT.  Following the analyst call, they will hold a question-and-answer conference call for media.  Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial condition, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the
Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fares by historical standards and the Company’s reduced pricing power; the Company’s likely need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2007	2006	Change
Revenues
Passenger - American Airlines	$4,486	$4,241	5.8
- Regional Affiliates	606	587	3.2
Cargo	228	222	2.7
Other revenues	363	347	4.6
Total operating revenues	5,683	5,397	5.3

Expenses
Wages, salaries and benefits	1,723	1,710	0.8
Aircraft fuel	1,873	1,450	29.2
Other rentals and landing fees	308	316	(2.5)
Depreciation and amortization	310	289	7.3
Maintenance, materials and repairs	267	245	9.0
Commissions, booking fees and credit card expense	241	237	1.7
Aircraft rentals	140	157	(10.8)
Food service	135	122	10.7
Other operating expenses	755	686	10.1
Total operating expenses	5,752	5,212	10.4

Operating Income	(69)	185	*

Other Income (Expense)
Interest income	80	78	2.6
Interest expense	(211)	(250)	(15.6)
Interest capitalized	3	8	(62.5)
Miscellaneous – net	128	(4)	*
	-	(168)	*

Income/(Loss) Before Income Taxes	(69)	17	*
Income tax	-	-	-
Net Income	$(69)	$17	*

Earnings/(Loss) Per Share
Basic	$(0.28)	$0.08
Diluted	$(0.28)	$0.07

Number of Shares Used in Computation
Basic	249	219
Diluted	249	247

*      Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Percent
	2007	2006	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	33,919	33,201	2.2
Available seat miles (millions)	42,297	42,138	0.4
Cargo ton miles (millions)	548	584	(6.2)
Passenger load factor	80.2%	78.8%	1.4 pts.
Passenger revenue yield per passenger mile (cents)	13.23	12.77	3.6
Passenger revenue per available seat mile (cents)	10.61	10.06	5.5
Cargo revenue yield per ton mile (cents)	41.56	38.01	9.3
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.01	10.92	10.0
Fuel consumption (gallons, in millions)	704	697	1.0
Fuel price per gallon (cents)	239.7	187.6	27.8

Regional Affiliates
Revenue passenger miles (millions)	2,380	2,451	(2.9)
Available seat miles (millions)	3,318	3,387	(2.0)
Passenger load factor	71.7%	72.4%	(0.7) pts.

AMR Corporation
Average Equivalent Number of Employees
American Airlines	72,000	71,700
Other	13,800	13,500
Total	85,800	85,200

(1)	Excludes $717 million and $654 million of expense incurred related to Regional Affiliates in 2007 and 2006, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2007	2006
Passenger revenue per available seat mile, (cents)	10.61	10.06
Less: Impact of special item (cents)	0.09	-
Passenger revenue per available seat mile, excluding impact of special item (cents)	10.52	10.06

Percent change	4.5%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2007	2006
Passenger yield (cents)	13.23	12.77
Less: Impact of special item (cents)	0.12	-
Passenger yield, excluding impact of special item (cents)	13.11	12.77

Percent change	2.6%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
 (Unaudited)

AMR Corporation Consolidated	Three Months Ended December 31,
(in millions, except as noted)	2007	2006
Passenger revenue per available seat mile (cents)	11.16	10.60
Less: Impact of special item (cents)	0.09	-
Passenger revenue per available seat mile, excluding special item (cents)	11.07	10.60

Percent change	4.4%

AMR Corporation Consolidated	Three Months Ended December 31,
(in millions, except as noted)	2007	2006
Total operating revenue (millions)	5,683	5,397
Less: Impact of special item (millions)	39	-
Total operating revenue, excluding special item (millions)	5,644	5,397

Percent change	4.6%

AMR Corporation Consolidated	Three Months Ended December 31,
(in millions, except as noted)	2007	2006
Non-operating expense (millions)	-	(168)
Less: Impact of special item (millions)	138	-
Non-operating expense, excluding special item (millions)	(138)	(168)
Change (millions)	30

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY
(excluding special item)

American Airlines, Inc.	Three Months Ended December 31, 2007
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.3	3.4%	27.2	0.1%
International	10.9	6.4	15.1	0.8
DOT Latin America	11.6	5.4	7.3	2.3
DOT Atlantic	10.2	5.6	6.1	1.8
DOT Pacific	10.1	13.4	1.7	(7.9)

American Airlines, Inc.	Three Months Ended December 31, 2007
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	80.7	0.1	12.79	3.3%
International	79.3	3.8	13.69	1.3
DOT Latin America	77.8	3.1	14.86	1.1
DOT Atlantic	80.7	5.1	12.67	(1.1)
DOT Pacific	81.0	2.6	12.49	9.8

OPERATING STATISTICS BY REGIONAL ENTITY
(including special item)

American Airlines, Inc.	Three Months Ended December 31, 2007
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.4	4.2%	27.2	0.1%
International	11.0	7.5	15.1	0.8
DOT Latin America	11.7	6.2	7.3	2.3
DOT Atlantic	10.3	6.8	6.1	1.8
DOT Pacific	10.3	15.0	1.7	(7.9)

American Airlines, Inc.	Three Months Ended December 31, 2007
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	80.7	0.1	12.90	4.1%
International	79.3	3.8	13.83	2.3
DOT Latin America	77.8	3.1	14.98	1.9
DOT Atlantic	80.7	5.1	12.82	0.1
DOT Pacific	81.0	2.6	12.66	11.3

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2007	2006

Total operating expenses	$5,796	$5,253
Less: Operating expenses incurred related to Regional Affiliates	717	654
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,079	$4,599
American mainline jet operations available seat miles	42,297	42,138

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.01	10.92

Less: Impact of special items (cents)	0.15	-
Operating expenses per available seat mile, excluding impact of special items (cents)	11.86	10.92

Percent change	8.6%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2007	2006

Total operating expenses	$5,796	$5,253
Less: Operating expenses incurred related to Regional Affiliates	717	654
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,079	$4,599
American mainline jet operations available seat miles	42,297	42,138

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.01	10.92

Less: Impact of special items (cents)	0.15	-
Less: Fuel cost per available seat mile (cents)	3.99	3.10
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	7.87	7.82

Percent change	0.6%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items, assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of December 31
(in millions, except as noted)	2007	2006

Current and long-term debt	$10,315	$12,463
Current and long-term capital lease obligations	828	927
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	4,424	4,973
	15,567	18,363
Less: Unrestricted cash and short-term investments	4,535	4,715
Net Debt	$11, 032	$13,648

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.29	11.38
Less: Fuel expense per available seat mile (cents)	4.38	3.53
Operating expenses per available seat mile, excluding Regional Affiliates and fuel expense (cents)	7.91	7.85

Percent change	0.8%

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.29	11.38
Less: Impact of special item (cents)		0.06
Less: Fuel expense per available seat mile (cents)	4.38	3.53
Operating expenses per available seat mile, excluding Regional Affiliates, special item, fuel expense (cents)	7.91	7.79

Percent change	1.5%

American Airlines, Inc. Mainline Jet Operations	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.29	11.38
Less: Impact of special item (cents)	-	0.06
Operating expenses per available seat mile, excluding Regional Affiliates and special item (cents)	12.29	11.32

Percent change	8.6%

American Airlines, Inc. Mainline Jet Operations	Estimate for Three Months Ended March 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.34	10.91
Less: Fuel expense per available seat mile (cents)	4.35	3.06
Operating expenses per available seat mile, excluding Regional Affiliates and fuel expense (cents)	7.99	7.85

Percent change	1.8%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	12.93	11.98
Less: Fuel expense per available seat mile (cents)	4.52	3.64
Operating expenses per available seat mile, excluding fuel expense (cents)	8.41	8.34

Percent change	0.8%

AMR Corporation	Estimate for Three Months Ended March 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	13.01	11.52
Less: Fuel expense per available seat mile (cents)	4.49	3.14
Operating expenses per available seat mile, excluding fuel expense (cents)	8.52	8.38

Percent change	1.7%

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	12.93	11.98
Less: Impact of special item (cents)	-	0.05
Operating expenses per available seat mile, excluding special item (cents)	12.93	11.93

Percent change	8.4%

AMR Corporation	Estimate for Year Ended December 31,
(in millions, except as noted)	2008	2007

Operating expenses per available seat mile (cents)	12.93	11.98
Less: Impact of special item (cents)	-	0.05
Less: Fuel expense per available seat mile (cents)	4.52	3.64
Operating expenses per available seat mile, excluding special item and fuel expense (cents)	8.41	8.29

Percent change	1.4%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile (cents)	12.61	11.46
Less: Impact of special item (cents)	0.14	-
Operating expenses per available seat mile, excluding special item (cents)	12.47	11.46

Percent change	8.8%

AMR Corporation	Three Months Ended December 31,
(in millions, except as noted)	2007	2006

Operating expenses per available seat mile (cents)	12.61	11.46
Less: Impact of special item (cents)	0.14	-
Less: Fuel expense per available seat mile (cents)	4.11	3.19
Operating expenses per available seat mile, excluding fuel expense and special item (cents)	8.36	8.27

Percent change	1.1%

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Three Months Ended December 31, 2007
	Amount	EPS

Net income	$(69)	$(0.28)
Impact of special items	(115)	(0.46)
Income excluding special items	$(184)	$(0.74)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Three Months Ended December 31, 2006
	Amount	EPS

Net income	$17	$0.07
Impact of special items	-	-
Income excluding special items	$17	$0.07

Note: The Company believes income excluding special items assists investors in understanding the impact of special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Year Ended December 31, 2007
	Amount	EPS

Net income	$504	$1.78
Impact of special items	(84)	(0.28)
Income excluding special items	$420	$1.50

AMR Corporation Impact of Special Items (in millions, except per share amounts)	Year Ended December 31, 2006
	Amount	EPS

Net income	$231	$0.98
Impact of special items	-	-
Income excluding special items	$231	$0.98

Note: The Company believes income excluding special items assists investors in understanding the impact of special items on the Company’s operations.

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2007	2006	Change
Revenues
Passenger - American Airlines	$18,235	$17,862	2.1
- Regional Affiliates	2,470	2,502	(1.3)
Cargo	825	827	(0.2)
Other revenues	1,405	1,372	2.4
Total operating revenues	22,935	22,563	1.6

Expenses
Wages, salaries and benefits	6,770	6,813	(0.6)
Aircraft fuel	6,670	6,402	4.2
Other rentals and landing fees	1,278	1,283	(0.4)
Depreciation and amortization	1,202	1,157	3.9
Maintenance, materials and repairs	1,057	971	8.9
Commissions, booking fees and credit card expense	1,028	1,076	(4.5)
Aircraft rentals	591	606	(2.5)
Food service	534	508	5.1
Other operating expenses	2,840	2,687	5.7
Total operating expenses	21,970	21,503	2.2

Operating Income	965	1,060	(9.0)

Other Income (Expense)
Interest income	337	279	20.8
Interest expense	(914)	(1030)	(11.3)
Interest capitalized	20	29	(31.0)
Miscellaneous – net	96	(107)	*
	(461)	(829)	(44.4)

Income/(Loss) Before Income Taxes	504	231	*
Income tax	-	-	*
Net Income	$504	$231	*

Earnings/(Loss) Per Share
Basic	$2.06	$1.13
Diluted	$1.78	$0.98

Number of Shares Used in Computation
Basic	245	205
Diluted	299	264

•	Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Twelve Months Ended December 31,		Percent
	2007	2006	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	138,453	139,454	(0.7)
Available seat miles (millions)	169,906	174,021	(2.4)
Cargo ton miles (millions)	2,122	2,224	(4.6)
Passenger load factor	81.5%	80.1%	1.4 pts.
Passenger revenue yield per passenger mile (cents)	13.17	12.81	2.8
Passenger revenue per available seat mile (cents)	10.73	10.26	4.6
Cargo revenue yield per ton mile (cents)	38.86	37.18	4.5
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	11.38	10.90	4.4
Fuel consumption (gallons, in millions)	2,834	2,881	(1.6)
Fuel price per gallon (cents)	212	201	5.5

Regional Affiliates
Revenue passenger miles (millions)	9,848	9,972	(1.2)
Available seat miles (millions)	13,414	13,554	(1.0)
Passenger load factor	73.4%	73.6%	(0.2) pts

(1)	Excludes $2.8 billion and $2.7 billion of expense incurred related to Regional Affiliates in 2007 and 2006, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY
(excluding special item)
American Airlines, Inc.	Twelve Months Ended December 31, 2007
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.5	2.8%	108.5	(2.6)%
International	11.0	7.1	61.4	(2.0)
DOT Latin America	11.4	5.7	29.6	0.9
DOT Atlantic	10.9	4.9	25.0	(0.5)
DOT Pacific	10.2	19.8	6.8	(17.1)

American Airlines, Inc.	Twelve Months Ended December 31, 2007
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.8	1.1	12.71	1.4%
International	79.2	1.9	13.94	4.6
DOT Latin America	77.5	2.3	14.71	2.5
DOT Atlantic	80.2	0.5	13.53	4.3
DOT Pacific	82.9	5.0	12.28	12.6

OPERATING STATISTICS BY REGIONAL ENTITY
(including special item)
American Airlines, Inc.	Twelve Months Ended December 31, 2007
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	10.5	3.0%	108.5	(2.6)%
International	11.1	7.4	61.4	(2.0)
DOT Latin America	11.4	5.9	29.6	0.9
DOT Atlantic	10.9	5.2	25.0	(0.5)
DOT Pacific	10.2	20.2	6.8	(17.1)

American Airlines, Inc.	Twelve Months Ended December 31, 2007
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.8	1.1	12.74	1.6%
International	79.2	1.9	13.98	4.9
DOT Latin America	77.5	2.3	14.73	2.7
DOT Atlantic	80.2	0.5	13.57	4.6
DOT Pacific	82.9	5.0	12.32	13.0

1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Twelve Months Ended December 31,
(in millions, except as noted)	2007	2006

Total operating expenses	$22,131	$21,675
Less: Operating expenses incurred related to Regional Affiliates	2,796	2,698
Operating expenses excluding expenses incurred related to Regional Affiliates	$19,335	$18,977
American mainline jet operations available seat miles	169,906	174,021
Operating expenses per available seat mile, excluding expenses incurred related to Regional Affiliates (cents)	11.38	10.90

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